One Valley Bancorp, Inc.
Summers and Lee Streets
P.O. Box 1793
Charleston, West Virginia  25326


         We consent to the incorporation in this Form 8-K of our report on the consolidated statements of financial condition of FFVA Financial Corporation and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31 1997.

                                           Very truly yours,



                                           Cherry, Bekaert & Holland, L.L.C.




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